EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-288498) of CoastalSouth Bancshares, Inc. of our report dated March 12, 2026 relating to the consolidated financial statements of CoastalSouth Bancshares, Inc. and Subsidiary, appearing in the Annual Report on Form 10-K of CoastalSouth Bancshares, Inc. for the year ended December 31, 2025.

/s/ Elliott Davis, LLC

Greenville, South Carolina

March 12, 2026